Exhibit 5.0

LAW OFFICES SILVER, FREEDMAN, TAFF & TIERNAN LLP A Limited Liability Partnership Including Professional Corporations
3299 K STREET, N.W., SUITE 100 WASHINGTON, D.C. 20007 ───── TELEPHONE: (202) 295-4500 FACSIMILE: (202) 337-5502 WWW.SFTTLAW.COM

September 28, 2021

Board of Directors
Home Bancorp, Inc.
503 Kaliste Saloom Road
Lafayette, Louisiana 70508

Re:    Registration Statement on Form S-8
435,000 Shares of Common Stock

Gentlemen and Ms. Trappey:

We have acted as special counsel to Home Bancorp, Inc., a Louisiana corporation (the “Corporation”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”). The Registration Statement relates to the registration of up to 435,000 shares of common stock, par value $0.01 per share (“Common Stock”), to be issued pursuant to the Corporation’s 2021 Equity Incentive Plan (the “Plan”) pursuant to the exercise of stock options or stock appreciation rights (“Option Rights”) or in connection with the grant of restricted stock, restricted or deferred stock units, performance awards, dividend equivalents or other stock-based awards (“Stock Awards”). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

Home Bancorp, Inc.
Board of Directors
September 28, 2021

For this purpose, we have reviewed the Registration Statement and related prospectus, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights and Stock Awards will continue to be validly authorized on the dates such shares are issued pursuant to the Option Rights and Stock Awards; (ii) on the dates the Option Rights are exercised and the Stock Awards vest, the Option Rights and Stock Awards will constitute valid, legal and binding obligations of the Corporation and will be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors’ rights generally); (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of “blue sky” and other securities laws as may be applicable will have been complied with to the extent required.

Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued pursuant to the Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

In rendering the opinion set forth herein, we express no opinion as to the laws of any jurisdiction other than the Louisiana Business Corporation Act, as currently in effect. This opinion is limited to the facts bearing on this opinion as they exist on the date of this letter.  We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

Home Bancorp, Inc.
Board of Directors
September 28, 2021

We hereby consent to the reference to this firm under the caption “Legal Opinion” in the prospectus prepared with respect to the Plan and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SILVER, FREEDMAN, TAFF & TIERNAN LLP

SILVER, FREEDMAN, TAFF & TIERNAN LLP